Exhibit 10.27

MANAGEMENT AGREEMENT

This Management Agreement (this “Agreement”) is entered into as of August 11, 2005 by and among SunGard Data Systems Inc., a Delaware corporation (the “Company”), SunGard Capital Corp., a Delaware corporation (“Capital”), SunGard Capital Corp. II, a Delaware corporation (“Capital II”), SunGard Holding Corp., a Delaware corporation (“Holdings”), SunGard Holdco LLC (“LLC” and, together with the Company, Capital, Capital II and Holdings, the “SunGard Corporations”), Bain Capital Partners, LLC (“Bain”), Blackstone Communications Advisors I L.L.C. (“BCOM Advisors”), Blackstone Management Partners IV L.L.C. (“BCP IV”, and together with BCOM Advisors, “Blackstone”), Goldman, Sachs & Co. (“Goldman Sachs”), Kohlberg Kravis Roberts & Co. L.P. (“KKR”), Providence Equity Partners V Inc. (“Providence”), Silver Lake Management Company, L.L.C. (“Silver Lake”) and TPG GenPar IV, L.P. (“TPG”, and together with Bain, Blackstone, Goldman Sachs, KKR, Providence and Silver Lake, the “Managers”, provided that each such entity shall cease to be a “Manager” for all purposes hereunder at such time as investment funds affiliated with such Manager are no longer members of a Principal Investor Group). Certain capitalized terms used herein are specifically defined in Section 6.

RECITALS

WHEREAS, each of Capital, Capital II, Holdings, LLC and Solar Capital Corp., a Delaware corporation (“Solar Capital”), has been formed for the purpose of engaging in a transaction in which Solar Capital will be merged with and into the Company, with the Company surviving (the “Merger”) pursuant to an Agreement and Plan of Merger between Solar Capital and the Company dated as of March 27, 2005 (as amended from time to time, the “Merger Agreement”).

WHEREAS, to enable Solar Capital to engage in the Merger and related transactions, the Managers provided financial and structural advice and analysis as well as assistance with due diligence investigations and negotiations (the “Financial Advisory Services”); and

WHEREAS, the SunGard Corporations want to retain the Managers to provide certain management, consulting and advisory services to the SunGard Corporations, and the Managers are willing to provide such services on the terms set forth below.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Services. Each of the Managers hereby agrees that, during the term of this Agreement (the “Term”), it will provide the following management, consulting and advisory services to the SunGard Corporations as requested from time to time by the Boards of Directors or Managers, as applicable, of the SunGard Corporations:

(a) advice in connection with the negotiation of agreements, contracts, documents and instruments relating to the SunGard Corporations’ financing;

(b) financial, managerial and operational advice in connection with the SunGard Corporations’ business, including, without limitation, advice with respect to the development and implementation of strategies for improving the operating, marketing and financial performance of the SunGard Corporations and their subsidiaries; and

(c) such other services (which may include financial and strategic planning and analysis, consulting services, human resources and executive recruitment services and other services) as such Manager and the SunGard Corporations may from time to time agree in writing.

Each of the Managers shall devote such time and efforts to the performance of services contemplated hereby as such Manager deems reasonably necessary or appropriate; provided, however, that no minimum number of hours is required to be devoted by Bain, Blackstone, Goldman Sachs, KKR, Providence, Silver Lake or TPG on a weekly, monthly, annual or other basis. The SunGard Corporations acknowledge that each of the Managers’ services are not exclusive to any of the SunGard Corporations and that each Manager will render similar services to other persons and entities. The Managers and the SunGard Corporations understand that the SunGard Corporations may, at times, engage one or more investment bankers or financial advisers to provide services in addition to, but not in lieu of, services provided by the Managers under this Agreement. In providing services to the SunGard Corporations, each Manager will act as an independent contractor and it is expressly understood and agreed that this Agreement is not intended to create, and does not create, any partnership, agency, joint venture or similar relationship and that no party has the right or ability to contract for or on behalf of any other party or to effect any transaction for the account of any other party.

2. Payment of Fees.

(a) The SunGard Corporations, jointly and severally, will pay to the Managers (or such affiliates as they may respectively designate), in consideration of the Managers providing the Financial Advisory Services, an aggregate transaction fee (the “Transaction Fee”) in the amount of $95,000,000, such fee being payable at the closing of the Merger. A portion of the Transaction Fee in an amount equal to $125,000 shall be paid to counsel for the sponsors as a reserve against certain post-closing expenses. The remainder of the Transaction Fee shall be divided among the Managers as follows:

Bain:	$14,637,857.14
Blackstone:	$14,637,857.14
Goldman Sachs:	$13,553,571.43
KKR:	$14,637,857.14
Providence:	$8,132,142.86
Silver Lake:	$14,637,857.14
TPG:	$14,637,857.14

(b) During the Term, the SunGard Corporations, jointly and severally, will pay to the Managers (or such affiliates as they may respectively designate), a quarterly periodic fee (the “Periodic Fee”) of 1.0% of EBITDA for the calendar quarter in question in exchange for the ongoing services provided by the Managers under Section 1 of this Agreement, such fee being payable by the Company in arrears as soon as practicable following the determination of EBITDA for the applicable calendar quarter. The Periodic Fee shall be payable in full for any quarter during which this Agreement was in effect for any portion thereof and shall not be refundable in whole or in part. The Periodic Fee shall be divided among the Managers pro rata in proportion to the Purchase Price Value of the Shares held the investment funds affiliated with each Manager on the last business day in the applicable calendar quarter for which such Periodic Fee is required to be paid (provided that, for purposes of this Agreement, (i) the Bain Investors and their respective Affiliated Funds shall be deemed to be investment funds affiliated with Bain; (ii) the Blackstone Investors and their respective Affiliated Funds shall be deemed to be investment funds affiliated with Blackstone; (iii) the Goldman Sachs Investors and their respective Affiliated Funds shall be deemed to be investment funds affiliated with Goldman Sachs, (iv) the KKR Investors and their respective Affiliated Funds shall be deemed to be investment funds affiliated with KKR; (v) the Providence Investors and their respective Affiliated Funds shall be deemed to be investment funds affiliated with Providence; (vi) the Silver Lake Investors and their respective Affiliated Funds shall be deemed to be investment funds affiliated with Silver Lake; and (vii) the TPG Investors and their respective Affiliated Funds shall be deemed to be investment funds affiliated with TPG).

(c) During the Term, the Managers will advise the SunGard Corporations in connection with debt or equity financing, acquisition, disposition and change of control transactions involving the SunGard Corporations or any of their respective direct or indirect subsidiaries (however structured), and the SunGard Corporations, jointly and severally, will, for each transaction which has a gross transaction value of at least $25,000,000, pay to the Managers (or such affiliates as they may respectively designate) an aggregate fee (the “Subsequent Fee”) in connection with each such transaction equal to one percent (1%) of the gross transaction value of such transaction or such other amount as may be mutually agreed by the applicable SunGard Corporation and the Requisite Managers, such fee to be due and payable for the foregoing services at the closing of such transaction. Each Subsequent Fee shall be divided among the Managers pro rata in proportion to the Purchase Price Value of the Shares held by the investment funds affiliated with each Manager on the date such Subsequent Fee is required to be paid.

3. Term. This Agreement shall continue in full force and effect until December 31, 2015; provided that this Agreement shall be automatically extended each December 31 for an additional year unless the SunGard Corporations or the Requisite Managers provide written notice of their desire not to automatically extend the term of this Agreement to the other parties hereto at least 90 days prior to such December 31; provided, however, (a) that the Requisite

Managers may cause this Agreement to terminate at any time and (b) this Agreement shall terminate automatically immediately prior to an Initial Public Offering unless the Majority Managers determine otherwise. In the event of a termination of this Agreement, the SunGard Corporations, jointly and severally, shall pay each of the Managers (or such affiliates as they may respectively designate) (i) all unpaid Periodic Fees (pursuant to Section 2(b) above), Subsequent Fees (pursuant to Section 2(c) above) and expenses (pursuant to Section 4(a) below) due with respect to periods prior to the date of termination plus (ii) the sum of the net present values (using discount rates equal to the then yield on U.S. Treasury Securities of like maturity) of the Periodic Fees that would have been payable with respect to the period from the date of termination until the expiration date in effect immediately prior to such termination, assuming, for such purposes, that (1) the baseline EBITDA for purposes of such calculation is the greater of (A) EBITDA for the most recently completed quarter and (B) the average of the EBITDA for the last four completed quarters and (2) EBITDA would have grown during each subsequent quarter until the expiration date in effect immediately prior to such termination at a rate reflecting a compounded annual growth rate of 7.74%. The amounts described in clause (ii) above shall be divided among the Managers pro rata in proportion to the Purchase Price Value of the Shares held by the investment funds affiliated with each Manager on the applicable termination date. Sections 4 and 5 of this Agreement shall survive any termination of this Agreement with respect to matters occurring before, on or after the date of such termination.

4. Expenses; Indemnification.

(a) Expenses. The SunGard Corporations, jointly and severally, will pay on demand all Reimbursable Expenses. As used herein, “Reimbursable Expenses” means (i) all expenses incurred or accrued prior to the date on which the transactions contemplated by the Merger Agreement are consummated (the “Closing Date”) by any of the Managers or their affiliates in connection with this Agreement, the Merger or any related transactions, consisting of their respective out-of-pocket expenses for travel and other incidentals in connection with such transactions (including, without limitation, all air travel (by first class on a commercial airline or by charter, as determined by the party seeking reimbursement) and other travel related expenses) and the out-of-pocket expenses and the fees and charges of (A) Ropes & Gray LLP, (B) Simpson Thacher & Bartlett LLP, (C) Paul, Hastings, Janofsky and Walker LLP, (D) Wachtell, Lipton, Rosen & Katz, (E) Weil, Gotshal & Manges, LLP, (F) Cleary Gottlieb Steen & Hamilton LLP, (G) Ashurst, (H) other foreign counsel retained by the Managers in connection with the transaction, (I) Deloitte & Touche LLP, (J) Bain & Company and (K) any other consultants or advisors retained by the Managers in connection with such transactions, (ii) reasonable out-of-pocket expenses incurred from and after the Closing Date relating to their affiliated funds’ investment in, the operations of, or the services provided by the Managers or former Managers to, the SunGard Corporations or any of their affiliates from time to time (including, without limitation, all air travel (by first class on a commercial airline or by charter, as determined by the appropriate Manager or former Manager) and other travel related expenses), provided, however, that the Majority Managers must approve any expenses referred to in this clause (ii) other than routine out-of-pocket expenses, (iii) reasonable out-of-pocket legal expenses incurred by any Manager or former Manager or their affiliates from and after the Closing Date in connection with the enforcement of rights or taking of actions under this Agreement, the Subscription Agreement, the SunGard Corporations’ certificates of incorporation and bylaws, the Stockholders Agreement, the Participation, Registration Rights and Coordination Agreement or the Principal Investor Agreement; provided that the reimbursement of expenses incurred by the Managers or former Managers, or their affiliates, which are subject to reimbursement under Section 4.3 of the Principal Investor Agreement, will be governed by, and subject to any limitations contained in, such section and (iv) expenses incurred from and after the Closing Date by the Managers or former Managers, and their affiliates, which the Majority Managers agree are properly allocable to the SunGard Corporations under this Agreement.

(b) Indemnity and Liability. The SunGard Corporations, jointly and severally, will indemnify, exonerate and hold each of the Managers and former Managers, and each of their respective partners, shareholders, members, affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents and each of the partners, shareholders, members, affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnitees or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), as a result of, arising out of, or in any way relating to (i) this Agreement, the Merger, any transaction to which a SunGard Corporation is a party or any other circumstances with respect to a SunGard Corporation (other than any such Indemnified Liabilities to the extent such Indemnified Liabilities arise out of any breach of the Principal Investor Agreement, the Participation, Registration Rights and Coordination Agreement, the Stockholders Agreement or the Subscription Agreement by such Indemnitee or its affiliated or associated Indemnitees or any transaction entered into after the Closing Date or other circumstances existing after the Closing Date with respect to which the interests of such Indemnitee or its affiliated or associated Indemnitees were adverse to the interests of the SunGard Corporations) or (ii) operations of, or services provided by any of the Managers or former Managers to the SunGard Corporations, or any of their affiliates from time to time, whether pursuant to this Agreement or otherwise; provided that the foregoing indemnification rights shall not be available to the extent that any such Indemnified Liabilities arose on account of such Indemnitee’s gross negligence or willful misconduct, and further provided that, if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the SunGard Corporations hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. For purposes of this Section 4(b), none of the circumstances described in the limitations contained in the two provisos in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by the SunGard Corporations, then such payments shall be promptly repaid by such Indemnitee to the SunGard Corporations.

The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such person may have under any other agreement or instrument referenced above or any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. None of the Indemnitees shall in any event be liable to the SunGard Corporations or any of their affiliates for any act or omission suffered or taken by such Indemnitee in connection with, relating to or arising out of this Agreement, including without limitation the services provided by such Indemnitee to any of the SunGard Corporations or any of their affiliates (a) that does not constitute gross negligence or willful misconduct or (b) in excess of the fees received by the applicable Manager hereunder. If the Indemnitees related to more than one Manager or former Manager are similarly situated with respect to their interests in connection with a matter that may be an Indemnified Liability and such Indemnified Liability is not based on a Third-Party Claim, the Indemnitees may enforce their rights pursuant to this Section 4(b) with respect to such matter only with the consent of at least a majority of the Managers or former Managers whose Indemnitees are so involved. In the event that any party that was previously a Manager hereunder ceases to be a Manager in accordance with the definition thereof, the provisions hereof for the benefit of Indemnitees of such party shall inure to such Indemnitees and their successors and assigns.

5. Disclaimer and Limitation of Liability; Opportunities.

(a) Disclaimer; Standard of Care. None of the Managers or former Managers makes any representations or warranties, express or implied, in respect of the services to be provided by any Manager or former Manager hereunder. In no event shall any of the Managers or former Manager be liable to the SunGard Corporations or any of their affiliates for any act, alleged act, omission or alleged omission that does not constitute gross negligence or willful misconduct of such Manager or former Manager as determined by a final, non-appealable determination of a court of competent jurisdiction.

(b) Freedom to Pursue Opportunities. In recognition that each Manager or former Manager and their respective Indemnitees currently have, and will in the future have or will consider acquiring, investments in numerous companies with respect to which each Manager or former Manager or their respective Indemnitees may serve as an advisor, a director or in some other capacity, and in recognition that each Manager or former Manager and their respective Indemnitees have myriad duties to various investors and partners, and in anticipation that the SunGard Corporations, on the one hand and each of the Managers or former Managers (or one or more affiliates, associated investment funds or portfolio companies), on the other hand, may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the SunGard Corporations hereunder and in recognition of the difficulties which may confront any advisor who desires and endeavors fully to satisfy such advisor’s duties in determining the full scope of such duties in any particular situation, the provisions of this Section 5(b) are set forth to regulate, define and guide the conduct of certain affairs of the SunGard Corporations as they may involve such Manager. Except as a Manager or former Manager may otherwise agree in writing after the date hereof:

(i) Such Manager or former Manager and their respective Indemnitees shall have the right: (A) to directly or indirectly engage in any business (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Company and its subsidiaries, (B) to directly or indirectly do business with any client or customer of the Company and its subsidiaries, (C) to take any other action that such Manager or former Manager believes in good faith is necessary to or appropriate to fulfill its obligations as described in the first sentence of this Section 5(b), and (D) not to present potential transactions, matters or business opportunities to the SunGard Corporations or any of their subsidiaries, and to pursue, directly or indirectly, any such opportunity for itself, and to direct any such opportunity to another person.

(ii) Such Manager or former Manager and their respective Indemnitees shall have no duty (contractual or otherwise) to communicate or present any corporate opportunities to the SunGard Corporations or any of their affiliates or to refrain from any actions specified in Section 5(b)(i), and the SunGard Corporations, on their own behalf and on behalf of their affiliates, hereby renounce and waive any right to require such Manager or former Manager or any of their Indemnitees to act in a manner inconsistent with the provisions of this Section 5(b).

(iii) None of such Manager or former Manager, nor any of its Indemnitees shall be liable to the SunGard Corporations or any of their affiliates for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 5(b) or of any such person’s participation therein.

(c) Limitation of Liability. In no event will any of the Managers or former Managers or any of their Indemnitees be liable to the SunGard Corporations or any of their affiliates or either of the other Managers or former Managers or their Indemnitees for any indirect, special, incidental or consequential damages, including, without limitation, lost profits or savings, whether or not such damages are foreseeable, or for any third party claims (whether based in contract, tort or otherwise), relating to, in connection with or arising out of this Agreement, including without limitation the services to be provided by the Managers or former Managers hereunder, or for any act or omission that does not constitute gross negligence or willful misconduct or in excess of the fees received by the applicable Manager hereunder.

6. Definitions. For purposes of this agreement, the following terms shall have the following meanings:

“Affiliated Funds” shall have the same meaning given to it in the Principal Investor Agreement.

“Bain Investors” shall have the meaning given to such term in the Principal Investor Agreement.

“Blackstone Investors” shall have the meaning given to such term in the Principal Investor Agreement.

“Designated Managers” shall mean the five Managers whose affiliated investment funds then hold Shares with the greatest Purchase Price Value.

“EBITDA” shall have the meaning given to such term in the Indenture as in effect on the date hereof, provided that for purposes of this agreement, “EBITDA” for any quarter, and any other amount required to be calculated in order to calculate “EBITDA” for such quarter shall be calculated as if the Periodic Fee were not paid.

“Goldman Sachs Investors” shall have the meaning given to such term in the Principal Investor Agreement.

“Indenture” shall mean the Indenture dated as of August 11, 2005 among Solar Capital, the Company, the guarantors named on the signature pages thereto and The Bank of New York as trustee, relating to the issuance of 9 1/8% Senior Notes due 2013 and Senior Floating Rate Notes due 2013.

“Initial Public Offering” shall have the meaning given to such term in the Principal Investor Agreement.

“KKR Investors” shall have the meaning given to such term in the Principal Investor Agreement.

“Majority in Interest” shall have the meaning given to such term in the Principal Investor Agreement.

“Majority Managers” shall mean, as of any applicable time, (a) Managers whose affiliated investment funds, in the aggregate, hold a Majority in Interest of the Shares then held by all Managers’ affiliated investment funds in the aggregate and (b) if there are more than five Managers, Designated Managers whose affiliated investment funds, in the aggregate, hold a Majority in Interest of the Shares then held by all Designated Managers’ affiliated investment funds.

“Participation, Registration Rights and Coordination Agreement” means the Participation, Registration Rights and Coordination Agreement dated August 10, 2005 among Capital, Capital II, Holdings, LLC, Solar Capital and certain stockholders of Capital and Capital II.

“Person” means any individual or corporation, association, partnership, limited liability company, joint venture, joint stock or other company, business trust, trust, organization, or other entity of any kind.

“Principal Investor Agreement” means the Principal Investor Agreement dated August 10, 2005 among Capital, Capital II, Holdings, LLC, Solar Capital and the Principal Investors (as defined therein).

“Principal Investor Group” shall have the meaning given to such term in the Principal Investor Agreement.

“Providence Investors” shall have the meaning given to such term in the Principal Investor Agreement.

“Requisite Managers” shall mean, at any time, the approval of Managers whose affiliated investment funds, in the aggregate, hold Shares with a Purchase Price Value that is at least two-thirds of the Purchase Price Value of all Shares then held by all Managers’ affiliated investment funds.

“Purchase Price Value” shall have the meaning given to such term in the Participation, Registration Rights and Coordination Agreement.

“Shares” shall have the meaning given to such term in the Principal Investor Agreement.

“Silver Lake Investors” shall have the meaning given to such term in the Principal Investor Agreement.

“Stockholders Agreement” means the Stockholders Agreement dated August 10, 2005 among Capital, Capital II, Holdings, LLC, Solar Capital and certain stockholders of Capital and Capital II.

“Subscription Agreement” means the Subscription Agreement dated August 10, 2005 among Capital, Capital II, Holdings, LLC, Solar Capital and the Subscribers (as defined therein).

“Third-Party Claim” means any (i) claim brought by a Person other than a SunGard Corporation, a Manager or any indemnified Person related to a Manager and (ii) any derivative claim brought in the name of a SunGard Corporation that is initiated by a Person other than a Manager or any indemnified Person related to a Manager.

“TPG Investors” shall have the meaning given to such term in the Principal Investor Agreement.

7. Assignment, etc. Except as provided below, none of the parties hereto shall have the right to assign this Agreement without the prior written consent of each of the other parties. Notwithstanding the foregoing, (a) any Manager may assign all or part of its rights and obligations hereunder to any of its respective affiliates which provides services similar to those called for by this Agreement, in which event such Manager shall be released of its rights to fees under Section 2 and reimbursement of expenses under Section 4(a) and all of its obligations hereunder and (b) the provisions hereof for the benefit of Indemnitees of the Managers shall inure to the benefit of such Indemnitees and their successors and assigns.

8. Amendments and Waivers. No amendment or waiver of any term, provision or condition of this Agreement shall be effective, unless in writing and executed by the Majority Managers and the SunGard Corporations; provided, that any amendment that would increase any fee pursuant to this Agreement shall require the written consent of the Requisite Managers and the SunGard Corporations and any amendment or waiver that discriminates against a Manager will require the consent of such Manager; and provided, further that any Manager may waive any portion of any fee to which it is entitled pursuant to this Agreement, and, unless otherwise directed by such Manager, such waived portion shall revert to the SunGard Corporations. No waiver on any one occasion shall extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

9. Governing Law; Jurisdiction.

(a) Choice of Law. This Agreement and all matters arising under or related to this Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(b) Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (iii) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (i) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 11 hereof is reasonably calculated to give actual notice.

(c) WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 9(c) CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9(c) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

10. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

11. Notice. Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally, (b) sent by facsimile or e-mail (if provided and the recipient acknowledges receipt thereof by reply e-mail or otherwise), or (c) sent by overnight courier, in each case, addressed as follows:

If to a SunGard Corporation, to it:

c/o SunGard Data Systems, Inc.

680 East Swedesford Road

Wayne, Pennsylvania 19087

Attention: General Counsel

with copies to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02210

Facsimile: (617) 951-7050

Attention: Alfred Rose, Esq.

E-mail: arose@ropesgray.com

If to Bain, to it:

Bain Capital Partners, LLC

111 Huntington Avenue

Boston, Massachusetts 02199

Facsimile: (617) 516-2710

Attention: John Connaughton

E-mail: jconnaughton@baincapital.com

with copies to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

Facsimile: (617) 951-7050

Attention: R. Newcomb Stillwell, Esq.

E-mail: nstillwell@ropesgray.com

If to Blackstone, to it:

c/o Blackstone Management Partners IV L.L.C.

345 Park Avenue, 31st Floor

New York, NY 10154

Facsimile: (212) 583-5722

Attention: Chinh Chu

E-mail: chu@blackstone.com

with copies to:

Paul Hastings, Janofsky & Walker LLP

75 E. 55th Street

New York, NY 10022

Facsimile: (212) 230-7617

Attention: John Altorelli, Esq.

E-mail: johnaltorelli@paulhastings.com

and

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Facsimile: (212) 455-2502

Attention: Wilson Neely, Esq.

E-mail: wneely@stblaw.com

If to Goldman Sachs, to it:

c/o GS Capital Partners 2000, L.P.

85 Broad Street

New York, New York 10004

Facsimile: (212) 357-5505

Attention: Sanjeev Mehra

E-mail: sanjeev.mehra@gs.com

with copies to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Facsimile: (212) 403-2000

Attention: Mark Gordon, Esq.

E-mail: mgordon@wlrk.com

If to KKR, to it:

c/o Kohlberg Kravis Roberts & Co. L.P.

2800 Sand Hill Road, Suite 200

Menlo Park, CA 94025

Facsimile: (650) 233-6561

Attention: James H. Greene, Jr.

E-mail: jgreene@kkr.com

with copies to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Facsimile: (212) 455-2502

Attention: David Sorkin, Esq.

E-mail: dsorkin@stblaw.com

If to Providence, to it:

c/o Providence Equity Partners Inc.

50 Kennedy Plaza

18th Floor

Providence, RI 02903

Facsimile: (401) 751-1790

Attention: Jonathan M. Nelson

E-mail: j.nelson@provequity.com

with copies to:

Weil, Gotshal & Manges LLP

100 Federal Street, 34th Floor

Boston, MA 02110

Facsimile: (617) 772-8333

Attention: Marilyn French, Esq.

E-mail: marilyn.french@weil.com

If to Silver Lake, to it:

c/o Silver Lake Partners

9 West 57th Street, 25th Floor

New York, NY 10019

Facsimile: (212) 981-3535

Attention: Egon Durban

E-mail: egon.durban@silverlake.com

with copies to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

Facsimile: (617) 951-7050

Attention: Alfred O. Rose, Esq.

E-mail: arose@ropesgray.com

If to TPG, to it:

c/o Texas Pacific Group

301 Commerce Street

Fort Worth, Texas 76102

Facsimile: (817) 871-4088

Attention: David A. Spuria, Esq.

E-mail: dspuria@texpac.com

with copies to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Facsimile: (212) 225-3999

Attention: Michael L. Ryan, Esq. and Paul J. Shim, Esq.

E-mail: mryan@cgsh.com

pshim@cgsh.com

Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date received, if personally delivered, (b) on the date received if delivered by facsimile or e-mail (subject to the recipient confirming receipt thereof in the case of e-mail) on a business day, or if not delivered on a business day, on the first business day thereafter and (c) two business days after being sent by overnight courier. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

12. Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

13. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument. A facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

14. Payments. Each payment made pursuant to Section 2 or 3 shall be paid by wire transfer of immediately available federal funds to the accounts specified on Schedule 1 hereto, or to such other account(s) as the applicable Manager may specify to the Company in writing prior to such payment. Each payment made to Blackstone pursuant to Section 2 or 3 shall be paid 75% to BCOM and 25% to BCP IV, or in such other proportion as Blackstone may specify to the Company in writing prior to such payment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as an instrument under seal as of the date first above written by its officer or representative thereunto duly authorized.

THE COMPANY:	SUNGARD DATA SYSTEMS INC.

*
	Name:	Michael J. Ruane
	Title:	Chief Financial Officer and Treasurer

CAPITAL:	SUNGARD CAPITAL CORP.

*
	Name:	Michael J. Ruane
	Title:	Chief Financial Officer and Treasurer

CAPITAL II:	SUNGARD CAPITAL CORP. II

*
	Name:	Michael J. Ruane
	Title:	Chief Financial Officer and Treasurer

HOLDINGS:	SUNGARD HOLDING CORP.

*
	Name:	Michael J. Ruane
	Title:	Chief Financial Officer and Treasurer

The signature appearing immediately below shall serve as a signature at each place with a “*” on this page:

/S/ MICHAEL J. RUANE
	Name:	Michael J. Ruane
	Title:	Chief Financial Officer and Treasurer

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as an instrument under seal as of the date first above written by its officer or representative thereunto duly authorized.

BAIN:	BAIN CAPITAL PARTNERS, LLC

/s/ John Connaughton
	Name:	John Connaughton
	Title:	Managing Director

BLACKSTONE:	BLACKSTONE MANAGEMENT
PARTNERS IV L.L.C.

/s/ Chinh E. Chu
	Name:	Chinh E. Chu
	Title:	Authorized Person

BLACKSTONE COMMUNICATIONS ADVISORS I L.L.C.

/s/ Chinh E. Chu
	Name:	Chinh E. Chu
	Title:	Authorized Person

GOLDMAN SACHS:	GOLDMAN, SACHS & CO.

By: Goldman, Sachs & Co.

/s/ K. B. Enquist
	Name:	Katherine B. Enquist
	Title:	Managing Director

KKR:	KOHLBERG KRAVIS ROBERTS & CO. L.P.

By: KKR & Co. LLC, its general partner

/s/ James H. Greene, Jr.
	Name:	James H. Greene, Jr.
	Title:	Member

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as an instrument under seal as of the date first above written by its officer or representative thereunto duly authorized.

PROVIDENCE :	PROVIDENCE EQUITY PARTNERS V INC.

/s/ Julie Richardson
	Name:	Julie Richardson
	Title:	Managing Director

SILVER LAKE:	SILVER LAKE MANAGEMENT
COMPANY, L.L.C.

/s/ Greg Mondre
	Name:	Greg Mondre
	Title:	Director

TPG:	TPG GENPAR IV, L.P.

By: TPG Advisors IV, Inc., its general partner

/s/ David A. Spuria
	Name:	David A. Spuria
	Title:	Vice President